                                 AMENDMENT NO. 3
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (Class R Shares)

        The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective November 25, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS R SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

        The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

        AIM EQUITY FUNDS
        ----------------
                                             Minimum
                                              Asset
                                              Based      Maximum     Maximum
                                              Sales      Service    Aggregate
        Portfolio - Class R Shares            Charge       Fee         Fee
                                             -------     -------    ---------
        AIM Aggressive Growth Fund            0.25%       0.25%       0.50%
        AIM Blue Chip Fund                    0.25%       0.25%       0.50%
        AIM Capital Development Fund          0.25%       0.25%       0.50%
        AIM Charter Fund                      0.25%       0.25%       0.50%
        AIM Constellation Fund                0.25%       0.25%       0.50%
        AIM Large Cap Basic Value Fund        0.25%       0.25%       0.50%
        AIM Large Cap Growth Fund             0.25%       0.25%       0.50%
        AIM Mid Cap Growth Fund               0.25%       0.25%       0.50%
        AIM Weingarten Fund                   0.25%       0.25%       0.50%


        AIM FUNDS GROUP
        ---------------
                                             Minimum
                                              Asset
                                              Based      Maximum     Maximum
                                              Sales      Service    Aggregate
        Portfolio - Class R Shares            Charge       Fee         Fee
                                             -------     -------    ---------
        AIM Balanced Fund                     0.25%       0.25%       0.50%
        AIM Premier Equity Fund               0.25%       0.25%       0.50%
        AIM Small Cap Equity Fund             0.25%       0.25%       0.50%

        AIM GROWTH SERIES
        -----------------
                                             Minimum
                                              Asset
                                              Based      Maximum     Maximum
                                              Sales      Service    Aggregate
        Portfolio - Class R Shares            Charge       Fee         Fee
                                             -------     -------    ---------
        AIM Basic Value Fund                  0.25%       0.25%       0.50%
        AIM Mid Cap Core Equity Fund          0.25%       0.25%       0.50%
        AIM Small Cap Growth Fund             0.25%       0.25%       0.50%


        AIM INTERNATIONAL MUTUAL FUNDS
        ------------------------------
                                             Minimum
                                              Asset
                                              Based      Maximum     Maximum
                                              Sales      Service    Aggregate
        Portfolio - Class R Shares            Charge       Fee         Fee
                                             -------     -------    ---------
        AIM European Growth Fund              0.25%       0.25%       0.50%
        AIM International Growth Fund         0.25%       0.25%       0.50%
        INVESCO International Core
         Equity Fund                          0.25%       0.25%       0.50%


        AIM INVESTMENT FUNDS
        --------------------
                                             Minimum
                                              Asset
                                              Based      Maximum     Maximum
                                              Sales      Service    Aggregate
        Portfolio - Class R Shares            Charge       Fee         Fee
                                             -------     -------    ---------
        AIM Trimark Endeavor Fund             0.25%       0.25%       0.50%
        AIM Trimark Fund                      0.25%       0.25%       0.50%
        AIM Trimark Small Companies Fund      0.25%       0.25%       0.50%


        AIM INVESTMENT SECURITIES FUNDS
        -------------------------------
                                             Minimum
                                              Asset
                                              Based      Maximum     Maximum
                                              Sales      Service    Aggregate
        Portfolio - Class R Shares            Charge       Fee         Fee
                                             -------     -------    ---------
        AIM Income Fund                       0.25%       0.25%       0.50%
        AIM Intermediate Government Fund      0.25%       0.25%       0.50%
        AIM Money Market Fund                 0.25%       0.25%       0.50%


        AIM TREASURER'S SERIES TRUST
        ----------------------------
                                             Minimum
                                              Asset
                                              Based      Maximum     Maximum
                                              Sales      Service    Aggregate
        Portfolio - Class R Shares            Charge       Fee         Fee
                                             -------     -------    ---------
        INVESCO Stable Value Fund             0.25%       0.25%       0.50%

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: November 25, 2003

                                        2